                                                                  EXHIBIT 2.2.10


                      AMENDMENT NO. 9 TO PURCHASE AGREEMENT

         THIS AMENDMENT NO. 9 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of December 5, 2005 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and FUEL HOLDING COMPANY LLC (f/k/a Northland Fuel LLC), a Delaware limited liability company ("Northland Fuel"), YF LLC (f/k/a Yukon Fuel Company LLC, successor by conversion to Yukon Fuel Company), an Alaska limited liability company ("YFC"), and NV FUEL LLC (f/k/a Northland Vessel Leasing Company LLC), a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004, Amendment No. 2 to Purchase Agreement, dated as of November 22, 2004, Amendment No. 3 to Purchase Agreement, dated as of January 14, 2005, Amendment No. 4 to Purchase Agreement, dated as of January 21, 2005, Amendment No. 5 to Purchase Agreement, dated as of January 28, 2005, Amendment No. 6 to Purchase Agreement, dated as of February 4, 2005, Amendment No. 7 to Purchase Agreement, dated as of February 10, 2005, and Amendment No. 8 to Purchase Agreement, dated as of September 6, 2005 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser has purchased from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

         WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

         Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

         (a) Section 2.2 is hereby amended by deleting subsection (b)(ii) of such Section in its entirety and inserting in lieu thereof the following:

                  "(ii) Purchaser shall prepare and deliver to Sellers within ninety (90) days after the Closing Date (A) calculations of SOG's Adjusted NWC (the "Final SOG Adjusted NWC") and YFC's Adjusted NWC (the "Final YFC Adjusted NWC"), in each case as of the Closing, and (B) a reconciliation of the Preliminary SOG Adjusted NWC and Preliminary YFC Adjusted NWC calculations to the Final SOG Adjusted NWC and Final

         YFC Adjusted NWC calculations, together with all supporting documentation and computations (collectively, the "Reconciliation"). The Parties hereby acknowledge and agree that liabilities for "Income Tax Payable" (as identified as a separate line item in Schedule 2.2) cannot be calculated by Purchaser, and therefore Purchaser's calculations of Final SOG Adjusted NWC and Final YFC Adjusted NWC delivered to Sellers shall each include such liabilities as were originally provided by Sellers pursuant to Section 2.2(b)(i). Purchaser shall promptly make available to Sellers all personnel, books, records and documents reasonably requested by Sellers for purposes of their review of Purchaser's calculation of the Final YFC Adjusted NWC and the Final SOG Adjusted NWC."

         (b) Section 2.2 is hereby amended by deleting subsection (b)(iii) of such Section in its entirety and inserting in lieu thereof the following:

                  "(iii) No later than January 13, 2005, Sellers shall deliver to Purchaser a written report setting forth in reasonable detail both its calculation of "Income Tax Payable" liabilities and its proposed adjustments, taking into account such "Income Tax Payable" liabilities, to the Final SOG Adjusted NWC or the Final YFC Adjusted NWC (the "Adjustment Report")."

         Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.

         Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

         Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

         Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

         Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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         Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

                            [signature page follows]
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         IN WITNESS WHEREOF, the Parties have executed this Amendment No. 9 to
Purchase Agreement as of the date first written above.

                                        CROWLEY MARINE SERVICES, INC.


                                        By: /s/ William P. Verdon
                                            -----------------------------------

                                        Name:  William P. Verdon
                                               --------------------------------

                                        Title: Senior V.P. & General Counsel
                                               --------------------------------



                                        FUEL HOLDING COMPANY LLC
                                        (f/k/a NORTHLAND FUEL LLC)


                                        By: /s/ Michael J. Doan
                                            -----------------------------------

                                        Name:  Michael J. Doan
                                               --------------------------------

                                        Title: Vice President
                                               --------------------------------


                                        YF LLC (f/k/a YUKON FUEL COMPANY LLC)


                                        By: /s/ Michael J. Doan
                                            -----------------------------------

                                        Name:  Michael J. Doan
                                               --------------------------------

                                        Title: President
                                               --------------------------------


                                        NV FUEL LLC (f/k/a NORTHLAND VESSEL
                                        LEASING COMPANY LLC)


                                        By: /s/ Michael J. Doan
                                            -----------------------------------

                                        Name:  Michael J. Doan
                                               --------------------------------

                                        Title: Vice President of Fuel Holding
                                               Company LLC, Sole Member of NV
                                               Fuel LLC
                                               --------------------------------